Exhibit 99-B.5.2
Annuities
VARIABLE ANNUITY APPLICATION			[ING Logo]
ReliaStar Life Insurance Company (the “Company”)
A member of the ING family of companies
Home Office: 20 Washington Avenue South, Minneapolis, MN 55401-1900
ING Service Center Mailing Address: P.O. Box 5050, Minot, ND 58702-5050
1. ANNUITANT
Name		Birth Date

Street Address (required)		SSN

P.O. Box (if applicable)		Sex __ Male	__ Female

City		Phone # (	)

State	ZIP	Alternate Phone # ( )

Joint Annuitant
Name		Birth Date

Street Address (required)		SSN

P.O. Box (if applicable)		Sex __ Male	__ Female

City		Phone # (	)

State	ZIP	Alternate Phone # ( )

2. OWNER	(If applicable to selected contract and if different than Annuitant. If a non-natural owner, please provide proper documents; e.g. first and last page of trust, corporate resolution, etc.)

Name		Birth Date

Street Address (required)		SSN/TIN

P.O. Box (if applicable)		Sex __ Male __ Female

City		Phone # (	)

State	ZIP	Alternate Phone # (	)

Joint Owner
Name		Birth Date

Street Address (required)		SSN/TIN

P.O. Box (if applicable)		Sex __ Male __ Female

City		Phone # (	)

State	ZIP	Alternate Phone # (	)

3. BENEFICIARY(S) (Must be completed.) Beneficiary proceeds will be split equally if no percentages are provided.
Note: For Non-qualified contracts, if there are Joint Owners, death proceeds are paid first to the surviving Joint Owner.
Primary Beneficiary

Name		Birth Date	Percent	%

SSN/TIN		Relationship to Annuitant

Address

Primary	Contingent Beneficiary
Name		Birth Date	Percent	%

SSN/TIN		Relationship to Annuitant

Address   ____________________________________________________________________________
Please use the space in section 4 if you need to list more Beneficiaries. Be sure to designate whether additional
Beneficiaries are Primary or Contingent.

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4. SPECIAL INSTRUCTIONS (If necessary, attach a signed sheet containing any additional instructions.)
5. PRODUCT SELECTION AND PLAN TYPE
All products and plan types may not be available in all states.

Place a check mark in the box corresponding to your product and plan type selection.

	TSA	Roth 403(b)
Product/Plan Type	__ERISA	__ERISA	457	Non-Qualified	IRA	SEP-IRA	Roth IRA
ING Advantage Century
ING Advantage Century Plus		N/A
Other: ________________

If you have elected a Roth 403(b), please indicate the first year you made a contribution to any previously established Roth 403(b)
account in your employer’s plan: __________ .. If no year is provided, we will use the first year a payment is applied to this contract.

One Year Step Up Death Benefit Option (Not available in all states.)
A standard death benefit is available with the contract. Please check below if you want the optional One Year Step Up Death Benefit.
See the prospectus for details. A death benefit option may not be terminated or changed.
__One Year Step Up Death Benefit (This will replace the standard death benefit.)

6.	REPLACEMENT (Must be completed.)

Do you have any existing life insurance policies or annuity contracts?

___ Yes (Please continue below.) ___ No (Continued to next section.)

If you answered “Yes” to the above question and you reside in a state that has implemented Model Replacement Regulation, your agent is required to present and read an “Important Notice” to you and obtain additional information.

For all states, please answer the following questions to determine if a replacement will take place.

1.	Are you considering discontinuing making premium payments, surrendering, forfeiting, assigning to the new insurer, or other-
wise terminating an existing policy or contract?

	___ Yes	___ No
2.	Are you considering using funds from your existing policies or contracts to pay premiums due on this new contract?
	___Yes	___ No

If you answered “Yes” to question 1 or 2 above, please complete and return with this application a copy of your state’s replacement form(s) as provided by your agent.

7. EMPLOYER	(If applicable.)
Employer Name		Contact Name

Mailing Address		Phone #

City		State	ZIP

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8. PAYMENT AND BILLING INFORMATION (Please select all options that apply.)
Initial Purchase Payment will be made by:
__ Check (Attached) $				__ Fixed Account C	$

Applicable Tax Year (IRA/Roth IRA only):				(A Dollar Cost Averaging Request must accompany payment.)
__ Transfer/Rollover (Complete information below.)				__Other Source of Payment	$
__ Describe:

Transfer/Rollover Information
Transfer/Rollover #1:
Check is enclosed?	__Yes	__ No
Does the transferring company require an Acceptance Letter?			__Yes	__No
Payer			Policy #		Amount $

Transfer/Rollover #2:
Check is enclosed?	Yes	No
Does the transferring company require an Acceptance Letter?			__Yes	__No
Payer			Policy #		Amount $

Premium Payments (The Company does not accept premium payments or loan repayments using money orders for amounts over $5000.00 and may reject payments made by cashier’s check, bank drafts, bank checks and treasurer’s checks. All premium checks must be made payable to ReliaStar Life Insurance Company.)

	Monthly Electronic Fund Transfer (EFT). (Does not apply to TSA. Attach EFT request.)
Who will make premium payment?			Payment Amount	X	# of Payments	= Annual Premium	1st Remittance Date
1.	Employee	Employer	1.			$
2.	Employee	Employer	2.			$
			Total Annual Premium (12-month Period Only)			$

A Salary Reduction Agreement or Amendment to Employment Contract is required for 403(b), Roth 403(b) and 457 plans.

Number of Payments Annually					Months In Which No Payment Occurs
(Circle appropriate number or fill in other amount in the blank.)					(Cross out months no payment will occur.)

1	2	4	9	10 12 20 22 24 26	J	F M	A	M	J	J A	S	O	N	D
Please use the space in section 4 if you have any special instructions.

9. AUTOMATIC TELEPHONE PRIVILEGES

I understand that unless I decline, telephone privileges are automatically provided to me, my agent/registered representative, and his/her assistant. After an authorized person has discussed any changes with me, telephone privileges allow the authorized person to call the Company to perform certain transactions as specified in the current prospectus. The Company may use procedures to ensure instructions received by telephone are genuine, such as requiring forms of personal identification and tape recording phone calls. The Company and its distributor will not be liable for any loss, damage, costs or expenses incurred in acting on telephone instructions reasonably believed to be authentic. I understand that if I do not want to authorize telephone privileges, I must indicate below. I also understand that once granted, such privileges can be revoked only upon receipt of signed, written instructions at the
Company.

__	I do not want telephone privileges for myself or my agent/registered representative and/or the registered representative’s assistant.

__	I do not want telephone privileges granted to my agent/registered representative and/or the registered representative’s assistant.

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Order #137681 01/13/2007

10. INITIAL ALLOCATIONS (Enter initial allocations in whole percentages.)
If Dollar Cost Averaging (DCA) is desired, please complete the Dollar Cost Averaging section of the Automatic Programs
Request for the initial allocation amounts.

ING Variable Products Trust		ING Partners, Inc. (Continued)
__% 020	ING VP SmallCap Opportunities Portfolio	__ % 051	ING PIMCO Total Return Portfolio
__% 023	ING VP High Yield Bond Portfolio	__ % 052	ING T. Rowe Price Growth Equity Portfolio
__% 024	ING VP International Value Portfolio	__ % 053	ING Van Kampen Comstock Portfolio
__% 027	ING VP MidCap Opportunities Portfolio	__ % 054	ING MFS Total Return Portfolio
__% 028	ING VP Financial Services Portfolio	__ % 055	ING T. Rowe Price Equity Income Portfolio
__% 056	ING VP Real Estate Portfolio	__ % 058	ING OpCap Balanced Value Portfolio
__% 057	ING VP Global Science and Technology Portfolio	__ % 069	ING Legg Mason Partners Aggressive Growth Portfolio
__% 064	ING VP Value Opportunity Portfolio	__ % 075	ING Davis Venture Value Portfolio
__% 092	ING VP Balanced Portfolio, Inc.	__ % 076	ING Legg Mason Partners Large Cap Growth Portfolio
ING Investors Trust		__ % 077	ING UBS U.S. Large Cap Equity Portfolio
__ % 005	ING Van Kampen Growth and Income Portfolio	__ % 078	ING Van Kampen Equity and Income Portfolio
__ % 013	ING Legg Mason Value Portfolio	__ % 090	ING American Century Large Company Value Portfolio
__ % 014	ING Marsico Growth Portfolio	__ % 091	ING Fundamental Research Portfolio
__ % 029	ING Julius Baer Foreign Portfolio	__ % 097	ING Neuberger Berman Partners Portfolio
__ % 038	ING FMR Diversified Mid Cap Portfolio	__ % 107	ING Pioneer High Yield Portfolio
__ % 039	ING JPMorgan Emerging Markets Equity Portfolio	Fidelity’s Variable Insurance Products Funds
__ % 084	ING Marsico International Opportunities Portfolio	__% 070	Money Market Portfolio
__ % 085	ING Pioneer Fund Portfolio	__ % 072	Equity-Income Portfolio
__ % 086	ING Pioneer Mid Cap Value Portfolio	Fidelity’s Variable Insurance Products Funds II
__ % 087	ING JPMorgan Small Cap Core Equity Portfolio	__ % 074	Investment Grade Bond Portfolio
__ % 088	ING Limited Maturity Bond Portfolio	__ % 082	Index 500 Portfolio
__ % 089	ING Liquid Assets Portfolio	__ % 083	Contrafund® Portfolio
__ % 093	ING T. Rowe Price Capital Appreciation Portfolio	Pioneer Investment Management
__ % 094	ING Alliance Bernstein Mid Cap Growth Portfolio	__ % 166	Pioneer Equity Income VCT Portfolio
__ % 096	ING FMR Large Cap Growth Portfolio	Columbia Wanger Asset Management
__ % 100	ING Global Resources Portfolio	__ % 003	Wanger Select
__ % 106	ING Lord Abbett Affiliated Portfolio	__ % 004	Wanger U.S. Smaller Companies
__ % 110	ING VP Index Plus International Equity Portfolio	PIMCO Advisors VIT
__ % 142	ING Stock Index Portfolio	__ % 019	PIMCO VIT Real Return Portfolio
ING Variable Portfolio, Inc.		Neuberger Berman Advisors Management Trust
__ % 041	ING VP Index Plus SmallCap Portfolio	__ % 095	Socially Responsive Portfolio*
__ % 042	ING VP Index Plus MidCap Portfolio	Templeton Funds
__ % 043	ING VP Index Plus LargeCap Portfolio	__ % 066	Franklin Small Cap Value Securities Fund
ING Generations Portfolio, Inc.		ING Mutual Funds
__ % 044	ING VP Strategic Allocation Conservative Portfolio	__ % 065	ING VP Intermediate Bond Portfolio
__ % 045	ING VP Strategic Allocation Moderate Portfolio	Lord Abbett Funds
__ % 046	ING VP Strategic Allocation Growth Portfolio	__ % 063	Lord Abbett Series Fund - Growth and Income Portfolio
ING Partners, Inc.		__ % 138	Lord Abbett Series Fund - Mid-Cap Value Portfolio
__ % 010	ING T. Rowe Price Diversified Mid Cap Growth Portfolio	Fixed Accounts
__ % 011	ING American Century Select Portfolio	__ % 180	Fixed Account A
__ % 012	ING JPMorgan International Portfolio	__ % 181	Fixed Account B is not available on Plus Series
__ % 047	ING American Century Small-Mid Cap Value Portfolio*	Fixed Account C is not available for regular allocations.
__ % 048	ING Baron Small Cap Growth Portfolio*	Other:
__ % 049	ING JPMorgan Mid Cap Value Portfolio	__ %
__ % 050	ING Oppenheimer Global Portfolio	__ %

_________% Initial Allocation Total (Must equal 100%)
Do the allocations total 100%?

The proposed Owner understands that if he/she is entitled to a refund of the purchase payments made upon the revocation of a contract during the free look period, then all purchase payments made until five days after the end of the free look period will be allocated to the Fidelity VIP Money Market subaccount, and then transferred to the Fixed Account(s) and/or the subaccounts as designated above.

* Fund not available for 403(b) contracts issued in Texas on or after 6/01/02.

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Order #137681 01/13/2007

11. STATE REQUIRED NOTICES

Below are notices that apply only in certain states. Please read the following carefully to see if any apply in your state.

Arizona: On receiving your written request, we will provide you with information regarding the benefits and provisions of the annuity contract for which you have applied. If you are not satisfied, you may cancel your contract by returning it within 20 days after the date you receive it. Any premium paid for the returned contract will be refunded without interest.

California Reg. 789.8: The sale or liquidation of any asset in order to buy insurance, either life insurance or an annuity contract, may have tax consequences. Terminating any life insurance policy or annuity contract may have early withdrawal penalties or other costs or penalties, as well as tax consequences. You may wish to consult independent legal or financial advice before the sale or liquidation of any asset and before the purchase of any life insurance or annuity contract.

Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

Florida: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing false, incomplete, or misleading information is guilty of a felony of the third degree.

Kentucky: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

New Jersey: Any person who includes any false or misleading information on an application for an annuity is subject to criminal and civil penalties.

Ohio: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Virginia: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated the state law.

Washington: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

Arkansas, Washington D.C., Hawaii, Louisiana, Maine, New Mexico, Oklahoma, and Tennessee: Any person who knowingly and with intent to injure, defraud or deceive any insurance company, submits an application for insurance containing any materially false, incomplete, or misleading information, or conceals for the purpose of misleading, any material fact, is guilty of insurance fraud, which is a crime and in certain states, a felony. Penalties may include imprisonment, fine, denial of benefits, or civil damages.

12. APPLICANT SIGNATURES AND ACKNOWLEDGEMENTS (Please read carefully and sign below.)

Important Information: To help the government fi ght the funding for terrorism and money laundering activities, federal law requires all fi nancial institutions to obtain, verify, and record information that identifi es each person who opens an account. What this means to you: When you apply for an annuity, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents.

I agree that, to the best of my knowledge and belief, all statements and answers in this form are complete and true and may be relied upon in determining whether to issue the applied for variable annuity. Only the owner and
ReliaStar Life Insurance Company have the authority to modify this form. I also represent that the Social Security
Number or Tax Identification Number shown on this form is correct.

Make checks payable ONLY to ReliaStar Life Insurance Company. Do not make checks payable to the agent, an agency or another company. Only the President, Vice President, or Secretary of ReliaStar Life Insurance Company
may modify, discharge or waive any of its rights under the contract.

Variable Annuities and the underlying series shares or securities which fund them are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are also subject to market fluctuation, investment risk and possible loss of principal invested.

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12. APPLICANT SIGNATURES AND ACKNOWLEDGEMENTS (Continued)
Annuity payouts and contract values under a variable annuity are variable and are not guaranteed as to fixed dollar amounts.

I understand that when based on the investment experience of the Separate Account Division, the variable annuity cash surrender values may increase or decrease on any day and that no minimum value is guaranteed. The variable annuity applied for is in accord with my anticipated financial objectives.

ACKNOWLEDGEMENT OF PROSPECTUS RECEIPT

By signing below, I acknowledge receipt of the Variable Annuity Contract Prospectus.

ACKNOWLEDGEMENT OF WITHDRAWAL RESTRICTIONS

For employees purchasing a 403(b) contract: I understand the Internal Revenue Code restrictions on withdrawals from a 403(b) tax deferred variable annuity (described in the withdrawal (redemption) section of the Prospectus or the Withdrawals section of the contract). I understand that these restrictions do not apply to transfers to other investment alternatives under my employer’s 403(b) plan or to another 403(b) contract as permitted by Revenue
Ruling 90-24.

Signed at (City, State) ________________	Date (required) _____________

Annuitant Signature __________________________________________________________________________
Joint Annuitant Signature (if applicable) ____________________________________________________________
Owner Signature (if different from Annuitant) _________________________________________________________
Joint Owner Signature (if applicable) ______________________________________________________________

If this application is signed in a state other than the Owner’s resident state, please indicate the reason in section 4.

13. AGENT INFORMATION AND SIGNATURE

Do you have reason to believe that the contract applied for will replace any existing annuity or life insurance coverage?
__Yes __No (If “Yes”, complete and attach a copy of any state replacement forms that apply.)

By signing below you certify: 1) any sales material was shown to the applicant and a copy was left with the applicant, 2) you used only insurer-approved sales material, 3) you have not made statements that differ from the sales material, and 4) no promises were made about the future value of any contract elements that are not guaranteed. (This includes any expected future index gains that may apply to this contract.)

Compensation Alternative (Choose one. If no choice is made, Option A will be the default. Please verify which options are available.):
__Option A __Option B __Option C (ING Advantage Century Plus only) __Option D __Option I __Other _______________

Please note: Compensation will be split equally if no percentages are indicated. Partial percentages will be rounded up. Agent #1 will be given the highest percentage in the case of unequal percentages. Agent #1 will receive all correspondence regarding the policy.

Agent #1
Name print) ______________________________________________	Split	_______%

Signature _______________________________________________

Agent Number ___________________________________________	State License # _______________________

Agent #2 (Optional)
Name (print) _____________________________________________	Split	_______%

Signature _______________________________________________

Agent Number ____________________________________________	State License # _______________________

DEALER USE ONLY (Not to be completed by agent.)
Dealer Name ____________________	Branch Office _______________________ Dealer Symbol	_______

Authorized Signature _____________________________________________________________________

Note: Make checks payable to: ReliaStar Life Insurance Company
Mail check and application to: ING Service Center, P.O. Box 5050, Minot, ND 58702-5050

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Order #137681 01/13/2007

Annuities
SUITABILITY REVIEW AND ACKNOWLEDGEMENT	[ING LOGO]

ReliaStar Life Insurance Company
Service Office: PO Box 5050
Minot, ND 58702-5050 Your future. Made easier.SM

This form must be completed and submitted with all annuity contract applications. Return the completed form to the insurer, ReliaStar Life Insurance
Company, at the address shown above.

1. SUITABILITY CONSIDERATIONS

The following factors were reviewed with and considered by the applicant in connection with the purchase of this annuity contract.

A. FINANCIAL & PERSONAL STATUS (Review personal information, client account form, and any financial profile.)

  Age of Applicant. If over age 70, it has been recommended that the applicant confer with a family member prior to purchasing this annuity.
  Whether value of the annuity contract exceeds 50% of applicant’s net worth.
  That marital status does not impact suitability directly, but it can affect income needs.

B. TAX STATUS (Review employment, client account form, any financial profile, and existing accounts.)

  Whether income tax bracket is between 15% and 30% to take advantage of income tax deferral.
  That withdrawals are subject to ordinary income tax and, if taken prior to age 59½, an additional 10% Federal penalty tax.
  Whether tax-deferred contributions to a qualified retirement plan have been maximized. There is no additional tax benefit when purchasing an annuity in an IRA, 401(k) or other tax qualified plan.
  That, upon death, the heirs do not receive a step-up in basis as other investments. Annuity earnings are subject to ordinary income tax for the heirs or the applicant during life.
  The effect of the projected annuity payments on the applicant’s income tax status.
  C. OTHER INFORMATION REVIEWED AND CONSIDERED (Review employment, client account form, any financial profile, and existing accounts.)
  Whether an annuity or similar product was owned before.
  Need for the annuity money subject to the surrender charge before the surrender charge period ends or before age 59½.
  Whether guaranteed income for life is wanted or needed.
  Whether guaranteed death benefit is wanted or needed.
  Whether multiple interest crediting strategies are wanted or needed.
  Whether fixed returns are desired rather than an investment providing potential gains with risk of loss.
  Other factors considered

2. APPLICANT SIGNATURE

By signing below, I acknowledge that: 1) my agent reviewed the above factors with me: 2) my agent reviewed with me the product specific Disclosure
Statement or Prospectus relating to the annuity that I am purchasing; 3) the annuity I am applying for is a long term contract with substantial penalties for early withdrawal; and 4) I have determined that the annuity meets my financial needs and objectives.

Applicant Signature _________________________	SSN ____________________________	Date ________

Joint Applicant Signature _____________________	SSN ____________________________	Date ________

3. AGENT STATEMENT

Acknowledgement of Responsibility for Suitability Recommendation to Consumers

By signing below, 1) I acknowledge that I have reviewed the above factors and the product specific Disclosure Statement or Prospectus with the applicant and have completed a suitability and needs analysis review with regard to the purchase of this annuity; 2) based on the information obtained during my suitability and needs analysis review, I certify that I have reasonable grounds for believing that the recommendation to purchase this annuity is suitable for the applicant and, if this purchase is in connection with an exchange or transfer, I have reasonable grounds for believing that the exchange or transfer is in the best interests of the applicant; 3) I agree to maintain and make available to the Insurer, upon request, written documentation of the information collected from the applicant and other information used as the basis for this annuity recommendation, for a period of at least 10 years from the date that the insurer completes the recommended transaction. For variable annuity sales, I certify that that this solicitation and sale is under the oversight of the National Association of Securities
Dealers (NASD) Conduct Rule 2310 pertaining to suitability and is reviewed as required by the NASD by my Registered Broker Dealer.

Agent Signature ____________________________________________________		Date ____________________________________

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